Exhibit 10.7

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [____], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Minority Equality Opportunities Acquisition Inc., a Delaware corporation (the “Company”), and Maxim Partners LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (each, a “Share”), and one redeemable warrant; and

WHEREAS, each warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share; and

WHEREAS, the Purchaser has agreed to purchase an aggregate of 500,000 warrants (or 575,000 warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants.

(i) Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 500,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $500,000 (the “Purchase Price”). Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), at least one (1) business day prior to the date of effectiveness (the “Effective Date”) of the registration statement relating to the Public Offering (the “Registration Statement”). On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii) Simultaneously with the consummation of the closing of the over-allotment option in connection with the Public Offering (the “Over-Allotment Option”) or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-Allotment Closing Date,” and each Over-Allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), Purchaser shall purchase up to an additional 75,000 Private Placement Warrants (the “Additional Warrants”), in the same proportion as the amount of the option that is so exercised, and simultaneously with such purchase of Additional Warrants, as payment in full for the Additional Warrants being purchased hereunder, and at least one (1) business day prior to the Over-Allotment Closing Date, Purchaser shall pay $1.00 per Additional Warrant, up to an aggregate amount of $75,000 (the “Over-Allotment Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account. On the Over-Allotment Closing Date, upon the payment by the Purchaser of the Over-Allotment Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Additional Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and Continental in connection with the Public Offering (the “Warrant Agreement”). Such terms include the fact that the Private Placement Warrants shall not be transferable, assignable or salable until 30 days after the completion of an initial business combination, subject to certain exceptions set forth in the Warrant Agreement.

(ii) On or prior to the Effective Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default under; (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under; (d) result in a violation of; or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and of the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than: (i) transfer restrictions hereunder and under the other agreements contemplated hereby; (ii) transfer restrictions under federal and state securities laws; and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Valid Issuance. The total number of shares of all classes of capital stock which the Company has authority to issue is 121,000,000 shares, consisting of 120,000,000 shares of the Company’s common stock (which consist of 100,000,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share, and 20,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”)) and 1,000,000 shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the date hereof, the Company has issued and outstanding no shares of Class A Common Stock, 2,875,000 shares of Class B Common Stock (of which up to 375,000 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

F. Additional Representations and Warranties. The representations and warranties of the Company set forth in the underwriting agreement, dated as of the date hereof, by and between the Company and the Purchaser, as representative of the underwriters named therein (the “Underwriting Agreement”), are hereby incorporated herein.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (1) subsequently registered thereunder; or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Warrants will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the warrants are issued in book entry form) relating to the foregoing. The Purchaser further understands that the U.S. Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities until the one-year anniversary following consummation of an initial business combination despite technical compliance with the requirements of such Rule.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

E. Underwriting Agreement. The conditions set forth in Section __ of the Underwriting Agreement will have been satisfied.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 6. Lock-Up Period.

A. The Purchaser agrees that it shall not Transfer any Securities until 30 days following the consummation of the Business Combination (as such term is defined in the Registration Statement); provided, however, that Transfers of Securities are permitted (a) to the Company’s or the Purchaser’s officers or directors, any affiliates or family members of any of the Company’s or the Purchaser’s officers or directors, any members or partners of the Company’s sponsor, the Purchaser or their affiliates, any affiliates of the Company’s sponsor or the Purchaser or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Securities were originally purchased; (f) by virtue of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser; (g) to the Company for no value for cancellation in connection with the consummation of the initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of the initial Business Combination; or (i) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s public shareholders having the right to exchange their Shares for cash, securities or other property subsequent to the completion of the initial Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

B. For purposes of Section 6.A, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

C. In addition to the restrictions on transfer described in Section 6.A, Purchaser acknowledges and agrees that the Securities and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to FINRA Rule 5110(e)(1), be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the Offering, subject to FINRA Rule 5110(g)(8)(C) and (D). Additionally, the Securities and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the Public Offering and the bona fide officers or partners of the Purchaser and any such participating underwriter or selected dealer. Additionally, the Securities and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the Public Offering.

Section 7. Termination. This Agreement may be terminated at any time after September 30, 2021 upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

By:
Name:
Title:

PURCHASER:

MAXIM PARTNERS LLC

By:
Name:
Title:

[Signature page to Private Placement Warrants Purchase Agreement]